WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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CitiBank EDGAR Filing
Financial Data Schedule



                          Name of FuVariable Annuity Portfolios
                          CIK Number0001026107
                          Series # :3
                          Series NamCitiSelect VIP Folio 300

                          Period EndDec-31-1999    [mmm-dd-yyyy]
                          Fiscal YeaDec-31-1999    [mmm-dd-yyyy]
                          Period Typ1-Year         [mo(s) or year]


Statement of Asset and Liabilities
    Assets
Investment (co $  17,541,7)                                      18,029,206
Cash (domestic and foreign)                                            37,560
Receivable for securities Sold                                         15,164
Receivable for Capital Stock sold                                             -
Dividend receivable                                                      7,331
Interest receivable                                                  150,971
Other receivable                                                       51,140
Other assets                                                             2,728
     Total Assets                                                18,294,100

 Liabilities
Payable for Securities Purchased                                  1,148,015
Other payables                                                           5,103
Other Liablities                                                       99,597
     Total Liablities                                             1,252,715

     Net Assets                                                 17,041,385

Capital Section
Paid-in Capital                                                  15,634,846
Undistributed Net Realized gain (loss) on Investments                404,751
Unrealized appreciation (depreciation) of investments and
   foreign currency translations                                     486,321
Undistributed net investment income                                  515,467
     Total Capital                                              17,041,385

Statement of Operations
Investment Income
Interest Income                                                      623,009
Dividend Income                                                      130,811
Other Income                                                                  -
     Total Income                                                    753,820

   Expenses
Investment advisory fees                                             144,895
Interest expense                                                              -
Other expenses                                                       562,208
     Gross expenses                                                  707,103
Less:  Waivers and Subsidies                                        (523,625)
     Net expenses                                                    183,478
     Net investment income                                           570,342


Net Realized and Unrealized Gain/(Loss) on Investments
Net realized gain/(loss) form investment transactions                444,994
Net change in unrealized appreciation/(depreciation)                (229,268)
Net realized and unrealized gain/(loss) on investments               215,726

Net Increase/(Decrease) in Net Assets resulting
     from Operations                                                 786,068


Statement of Changes in Net Assets
Increase/(Decrease) in Net Assets from:
  Operations
Net investment income                                                570,342
Net realized gain/(loss) on investments                              444,994
Net change in unrealized appreciation/(depreciation)
     of investments                                                 (229,268)
     Net increase/(decrease) in net assets resulting from
        operations                                                   786,068

Distribution to Shareholders
Net Investment Income                                                 (64,317)
Capital gains                                                                 -
Return of Capital (Income)                                                    -
Return of Capital (Capital)                                                   -
     Total Distribution to Shareholders                               (64,317)

Capital Stock Transactions
Net proceeds from sale of shares                                     884,642
Cost of shares repurchased                                       (7,342,482)
Dividend and/or Distribution                                           64,194
                                                                 (6,393,646)

Net Increase/(decrease) in Net Assets                            (5,671,895)

Net Assets
Beginning of Period                                              22,713,280
End of Period                                                    17,041,385

Miscellanous Information

    Shares
Prior                                                             2,129,027
Subs                                                                   83,111
Redemptions                                                         (688,241)
Reinvested                                                               6,022
Current Shares                                                    1,529,919

Undistributed Income
Prior undistribute                                                       9,442
Net investment income                                                570,342
Return of Capital                                                             -
Income Distribution                                                   (64,317)
Current undistribute income                                          515,467

Undistribute Capital Gain
Prior undistribute                                                    (40,243)
Net Capital Gain/(Loss)                                              444,994
Return of Capital                                                             -
Capital Gain Distribution                                                     -
Current undistribute income                                          404,751

Average Net Assets                                               19,319,331

Financial Highlights
Net Asset Value, Beginning of period                                     10.67
Income from Operations
     Net Investment Income                                               0.368
     Net realized and unrealized gain/(loss) on
        investments                                                      0.138
     Total from operations                                               0.506
Less distribution from:
     Net investment income                                              (0.036)
     Net realized gain on investments                                         -
     Return of Capital                                                        -
     Total distributions                                                (0.036)
Net Asset Value, end of period                                           11.14

Expense Ratio                                                             0.95


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